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                            The Liberty Corporation
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(LIBERTY LETTERHEAD)

                                                                  March 27, 2002

Dear Shareholder:

     We cordially invite you to attend the 2002 Annual Meeting of Shareholders of The Liberty Corporation on Tuesday, May 7, 2002, at 10:30 a.m. at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina 29601.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the meeting. We will also review the major Company developments in 2001.

     Your participation in the affairs of Liberty is important, regardless of the number of shares you hold. To ensure your representation at the meeting, whether or not you attend, please complete and return the enclosed proxy card as soon as possible.

     We look forward to seeing you on May 7. Coffee will be served prior to the meeting, when the members of the Board of Directors hope to visit with you.

                                           Cordially,

                                           /s/ HAYNE HIPP
                                           Hayne Hipp
                                           President

                            THE LIBERTY CORPORATION

                             135 SOUTH MAIN STREET
                            GREENVILLE, S. C. 29601

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                                                                  March 27, 2002

To the Shareholders of The Liberty Corporation:

     The Annual Meeting of Shareholders of The Liberty Corporation will be held at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, on Tuesday, May 7, 2002 at 10:30 a.m., local time, for the following purposes:

          1. To elect four directors to serve for the terms indicated in the Proxy Statement.

          2. To ratify the selection of independent public accountants.

          3. To transact such other business as may properly come before the meeting.

     Holders of Common Stock at the close of business on March 15, 2002 will be entitled to vote at the meeting or any adjournment thereof.

     A copy of the 2001 Annual Report to Shareholders is enclosed.

                                           By Order of the Board of Directors

                                           Martha G. Williams
                                           Vice President, General Counsel
                                           & Secretary

     EACH SHAREHOLDER IS URGED TO VOTE THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE WISHES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON.

Mailing Date: March 27, 2002

                            THE LIBERTY CORPORATION

                             135 SOUTH MAIN STREET
                            GREENVILLE, S. C. 29601

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     The 2002 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty" or the "Company") will be held on May 7, 2002 for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors in connection with this meeting and any adjournment thereof. Directors, officers or employees of Liberty may solicit proxies in person or by mail, telephone or other means of electronic transmission. The cost of soliciting proxies will be borne by Liberty. Liberty will also reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their voting instructions.

     Each shareholder is entitled to one vote for each share of Common Stock of Liberty held at the close of business on March 15, 2002, the record date for the Annual Meeting. On that date there were 19,745,878 shares of Common Stock outstanding.

     A proxy in the accompanying form that is properly executed, duly returned and not revoked will be voted in accordance with instructions contained therein. If no instructions are given with respect to a matter to be acted upon, proxies will be voted in accordance with the recommendations of the Board of Directors on such matter. A proxy may be revoked at any time before it is voted by written notice to the Company's Corporate Secretary, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person.

     In voting on the election of directors, shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. In voting on the ratification of the selection of independent public accountants, shareholders may vote FOR, AGAINST or ABSTAIN with respect to the proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR the election of all the nominees named under "Election of Directors" and FOR the selection of Ernst and Young LLP as the Company's 2002 independent public accountants. Some proxies may include broker non-votes. A broker non-vote occurs when a broker holding stock in street name does not have discretion to vote the shares on a particular matter without receiving specific instructions from the beneficial owner and no such instructions have been received.

     The election of directors is decided by a plurality of the shares voting in person or by proxy at the Annual Meeting. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the election. The selection of independent public accountants will be determined by a majority of the shares voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on this matter.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy specifies to "WITHHOLD AUTHORITY", to "ABSTAIN" or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

ITEM 1.  ELECTION OF DIRECTORS

INFORMATION RESPECTING THE BOARD AND NOMINEES

     The Board, which held four meetings during 2001, has standing Audit, Compensation, and Nominating Committees. The memberships and principal responsibilities of these Committees are described below.

     The Audit Committee, which met four times during 2001, currently includes
J. Thurston Roach, Chairman, William O. McCoy and John H. Mullin, III. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, overseeing the engagement or discharge of internal audit accountants, maintaining regular communication with the providers of the internal audit function, reviewing the scope and results of the Company's internal audit procedures, approving the services to be performed by the independent public accountants, reviewing the degree of independence of the public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which met two times during 2001, currently includes John R. Farmer, Chairman, Edward E. Crutchfield and Eugene E. Stone,
IV. This Committee establishes the salaries and other forms of executive compensation for senior executives of the Company and its subsidiaries, develops and maintains compensation plans for such senior executives and grants benefits under such plans.

     The Nominating Committee, which met one time since the last annual meeting, currently includes W. W. Johnson, Chairman, Dr. Benjamin F. Payton and William
B. Timmerman. This Committee recommends selection to management and to the Board of Directors of nominees for election as Directors and considers the performance of incumbent Directors in determining whether to nominate them for re-election. The Nominating Committee will consider nominees recommended by shareholders for the 2003 meeting provided such nominations are made in writing in accordance with the procedures set forth in the Company's Bylaws and are submitted no later than November 28, 2002 to the Corporate Secretary at the Company's above-stated address for referral to the Nominating Committee.

     The Board of Directors is divided into three classes; and at each annual meeting, one class is elected. The Nominating Committee has recommended the election of Benjamin F. Payton as a Director to hold office for a term of one year, expiring with the annual shareholders meeting to be held in 2003, and has recommended the election of Frank E. Melton, John H. Mullin, III and Eugene E. Stone, IV as Directors to hold office for terms of three years, expiring with the annual shareholders meeting to be held in 2005. All Directors will continue in office until their successors are duly elected and qualified. The terms of office of the other six Directors continue until the annual meeting of shareholders held in the year shown for their respective classes. The Board of Directors and management concur in this recommendation.

     Should any one or more of the nominees become unavailable to accept nomination for election as a Director, the persons named in the enclosed proxy will vote for the election of such other persons as management may recommend, unless the Board reduces the number of Directors. The nominees receiving a plurality of the votes cast will be elected as Directors.

     Following is information about each nominee for Director or Director whose term continues after the meeting, including certain biographical data.

                             NOMINEES FOR DIRECTOR

FOR A TERM EXPIRING IN MAY 2003:

     BENJAMIN F. PAYTON is President of Tuskegee University, Tuskegee, Alabama. He was elected a Director of Liberty in 1973 and is also a Director of AmSouth Bancorporation, Praxair, Inc., and Ruby Tuesday, Inc. Dr. Payton is 69 years old.

FOR TERMS EXPIRING IN MAY 2005:

     FRANK E. MELTON has served as Chairman and Chief Executive Officer of TV-3, Inc. Foundation since 1997. Prior to the purchase of Civic Communications Corporation by Liberty, Mr. Melton was Chairman and Chief Executive Officer of Civic, a television broadcasting company located in Jackson, Mississippi. He had held this position since 1984. Mr. Melton was first elected a Director of Liberty in 2001. He is 51 years old.

     JOHN H. MULLIN, III is Chairman of Ridgeway Farm, LLC, a company engaged in timber and agricultural activities, located in Brookneal, Virginia. He also serves as a Director of Alex. Brown Realty, Inc. and Progress Energy, Inc. and is a Trustee of The Putnam Funds. Mr. Mullin has served as a Director of Liberty since 1989. He is 60 years old.

     EUGENE E. STONE, IV, is Chief Executive Officer of Stone International, LLC, a clothing manufacturer, located in Greenville, South Carolina. He has held this position since April, 1999 and previously served as Chief Executive Officer of Stone Manufacturing, LLC, and as Chairman of Umbro International, Inc. Mr. Stone first became a Director of Liberty in 1996 and also serves as a Director of The South Financial Group, Inc. He is 63 years old.

                         DIRECTORS CONTINUING IN OFFICE

TERMS EXPIRING IN MAY 2003:

     HAYNE HIPP has served as Chief Executive Officer of Liberty since 1979 and as Chairman since 1995. From 1981 until February 5, 2002, he also served as President. Mr. Hipp has served as a Director of Liberty since 1977 and also serves on the Board of SCANA Corporation. He is 62 years old.

     J. THURSTON ROACH is a private investor. Previously, he served as President and Chief Executive Officer of HaloSource Corporation, a chemtech company based in Seattle, Washington, (10/00-10/01); as Chief Financial Officer and Senior Vice President of Owens Corning (1/99-3/00) and as President of its North American Building Materials Systems Business (2/98-12/98). Prior to that time, Mr. Roach served as Vice Chairman of Simpson Investment Company (7/97-2/98) and President of Simpson Timber Company (1/96-7/97). He was first elected a Director of Liberty in 1994 and also serves as a Director of Deltic Timber Corporation and CellFor Inc. Mr. Roach is 60 years old.

     WILLIAM B. TIMMERMAN is Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, an energy and telecommunications company located in Columbia, South Carolina. He has held these positions since March 1, 1997. Mr. Timmerman was elected President of SCANA in December 1995 and Chief Operating Officer in August 1996. Mr. Timmerman was first elected a Director of Liberty in 1997 and also serves as a Director of SCANA Corporation and ITC DeltaCom, Inc. He is 55 years old.

FOR TERMS EXPIRING IN MAY 2004:

     EDWARD E. CRUTCHFIELD is retired Chairman of Wachovia Corporation (formerly First Union Corporation), a bank holding company, located in Charlotte, North Carolina, where he also served as Chief Executive Officer until March 10, 2000. Mr. Crutchfield has served as a Director of Liberty since 1989 and also serves as a Director of VF Corporation. He is 60 years old.

     JOHN R. FARMER is Senior Director of Goldman Sachs, London, England, an investment banking firm. He assumed this position in 1999 and formerly served as a Limited Partner of The Goldman Sachs Group, L.P., New York, New York. Mr. Farmer was first elected a Director of Liberty in 1995. He is 63 years old.

     WILLIAM O. MCCOY has been a partner with Franklin Street Partners, an investment management firm located in Chapel Hill, North Carolina, since December, 1997. From April, 1999, until August, 2000, Mr. McCoy served as Interim Chancellor of the University of North Carolina at Chapel Hill, and from February, 1995 until November, 1998, he served as Vice President and Chief Financial Officer of the University of North Carolina. Mr. McCoy has served as a Director of Liberty since 1984 and also serves as a Director of Progress Energy, Inc., Fidelity Investments, North Carolina Capital Management Trust, Acterna Corporation and Duke Realty Corporation. He is 68 years old.

EXECUTIVE COMPENSATION

     The following information is given as to the chief executive officer and the other four most highly compensated officers (collectively the "Senior Executives") who received salary and bonus for 2001 from Liberty and its subsidiaries of more than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                        ANNUAL COMPENSATION          COMPENSATION AWARDS
                                   -----------------------------   ------------------------
                                                                                  SHARES
                                                                   RESTRICTED   UNDERLYING     ALL OTHER
                                                                     STOCK         STOCK      COMPENSATION
 NAME AND PRINCIPAL POSITION(1)    YEAR   SALARY ($)   BONUS ($)    ($) (2)     OPTIONS (#)     ($) (3)
 ------------------------------    ----   ----------   ---------   ----------   -----------   ------------
James M. Keelor..................  2001    $483,326    $    -0-    $      -0-     75,000        $15,300
President of Liberty               2000     466,667      87,500       287,244     10,060         15,810
                                   1999     403,845     135,877       207,500        -0-         15,360

Hayne Hipp.......................  2001     400,000         -0-     3,555,000        -0-         15,300
Chairman & CEO of Liberty          2000     450,000     412,500     1,113,350        -0-         14,648
                                   1999     460,898          (4)      881,875        -0-         18,046

Howard L. Schrott................  2001     370,847         -0-           -0-     62,000            -0-
Chief Financial Officer of Liberty

Martha G. Williams...............  2001     275,000         -0-       888,750     35,000         15,300
Vice President, General Counsel &  2000     256,450     162,500       358,976      6,005         15,810
Secretary of Liberty               1999     235,083     165,785       247,703        -0-         18,046

Jonathan W. Norwood..............  2001      89,904      21,000           -0-     12,500            -0-
Controller of Liberty

---------------

1. Mr. Keelor was elected President of Liberty on February 5, 2002 and previously served as President of Cosmos Broadcasting Corporation, a wholly owned subsidiary of Liberty. Mr. Schrott first became an Executive Officer of Liberty on January 1, 2001; and Mr. Norwood first became an Executive Officer of Liberty on April 1, 2001.
2. The aggregate restricted shareholdings at December 31, 2001 for each individual named in the Summary Compensation Table were as follows: Hayne Hipp -- 100,000 shares valued at $4,115,000 and Martha G. Williams -- 25,000 shares valued at $1,028,750. Messrs. Keelor, Schrott and Norwood do not have any outstanding shares of restricted stock. Dividends are paid on restricted stock at the same rate as paid on all outstanding shares of the Company's Common Stock.
3. "All Other Compensation" details Company contributions under the Retirement and Savings Plan for each named individual during 2001 (the last completed fiscal year).
4. In lieu of the $375,000 cash bonus previously reported in 1999, Mr. Hipp elected to receive restricted stock. The amount of this bonus is included in the value of the restricted stock award reported for 2000.

STOCK OPTIONS

     The following table sets forth information with respect to stock options granted during 2001 to the Senior Executives named in the Summary Compensation Table pursuant to the Performance Incentive Compensation Program.

                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                      % OF TOTAL
                                                    OPTIONS GRANTED   EXERCISE OR                GRANT DATE
                                          OPTIONS    TO EMPLOYEES     BASE PRICE    EXPIRATION    PRESENT
NAME                                      GRANTED   IN FISCAL YEAR     ($/SHARE)       DATE      VALUE ($)
----                                      -------   ---------------   -----------   ----------   ----------
James M. Keelor.........................  75,000         10.61%         $33.35      3/29/2011     $615,045
Hayne Hipp..............................     -0-           n/a             n/a            n/a          -0-
Howard L. Schrott.......................  62,000          8.77%         $33.35      3/29/2011      508,437
Martha G. Williams......................  35,000          4.95%         $33.35      3/29/2011      287,021
Jonathan W. Norwood.....................  12,500          1.77%         $33.35      3/29/2011      102,508

     In accordance with Securities and Exchange Commission ("SEC") rules, the Black-Scholes pricing model was chosen to estimate the grant-date present value of the options set forth in this table. The Company's use of this model should not be constructed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The information set forth in the following table includes the number of shares of Common Stock acquired on exercise of stock options by the Senior Executives named in the Summary Compensation Table during 2001 and the value realized by these exercises calculated by multiplying the closing price of the Company's stock on the exercise date by the number of shares acquired, less the option price paid by the Senior Executives to the Company in order to acquire these shares. Also shown is the number of unexercised options to purchase the Company's Common Stock held by each of the Senior Executives at December 31, 2001, as well as the value of these unexercised options calculated by multiplying the closing price of the Company's stock on December 31, 2001 by the number of underlying shares, less the option price that would be paid by the Senior Executives to the Company in order to acquire these shares.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                               NUMBER OF SHARES         VALUE OF SHARES
                                                                  UNDERLYING               UNDERLYING
                                                              UNEXERCISED OPTIONS   UNEXERCISED IN-THE-MONEY
                                                                AT 12/31/01 (#)     OPTIONS AT 12/31/01 ($)
                                   SHARES                     -------------------   ------------------------
                                ACQUIRED ON       VALUE        EXERCISABLE/ (1)         EXERCISABLE/ (1)
NAME                            EXERCISE (#)   REALIZED ($)    UNEXERCISABLE (2)       UNEXERCISABLE (2)
----                            ------------   ------------   -------------------   ------------------------
James M. Keelor...............     10,060        $110,961         (1) 40,000              (1) $ 15,750
                                                                  (2) 75,000              (2)  585,000

Hayne Hipp....................        -0-             -0-         (1)    -0-              (1)      -0-
                                                                  (2)    -0-              (2)      -0-

Howard L. Schrott.............        -0-             -0-         (1)    -0-              (1)      -0-
                                                                  (2) 62,000              (2)  483,600

Martha G. Williams............        -0-             -0-         (1) 53,505              (1) $225,837
                                                                  (2) 35,000              (2)  273,000

Jonathan W. Norwood...........        -0-             -0-         (1)    -0-              (1) $    -0-
                                                                  (2) 12,500              (2)   97,500

     Closing price of Company stock on New York Stock Exchange on December 31, 2001 was $41.15.

DIRECTORS COMPENSATION

     In 2001 each Director who is not also an officer of Liberty or one of its subsidiaries received a non-statutory stock option award that granted the holder the right to purchase 15,000 shares of the Company's Common Stock at an option price of $33.35 per share. The options will vest twenty percent per year beginning March 29, 2002, and will expire at the close of business on March 29, 2011. Travel expenses incurred by a Director in attending a meeting of the Board or a Committee are also reimbursed.

     The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the performance graph which follow shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Reports and graph by specific reference.

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee is currently composed of Messrs. J. Thurston Roach, Chairman, William O. McCoy and John H. Mullin, III, all of whom are non-employee directors deemed to be independent, as defined under the rules of the New York Stock Exchange. The Committee provides overall guidance to the Company's audit function and operates under a written Charter approved by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated balance sheets for the years ended December 31, 2000 and 2001, and the related statements of consolidated income, shareholder's equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. The Committee also discussed certain matters with Ernst & Young LLP, the Company's independent auditors for the year ended December 31, 2001, as required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received a formal written statement from its external auditors consistent with the disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with representatives of Ernst & Young LLP that firm's independence from management and the Company.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for year-end 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The table below discloses the aggregate fees billed for professional services rendered by Ernst & Young LLP for the year ended December 31, 2001 for:
(1) the audit of the Company's annual financial statements for the year-ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year, (2) financial information systems design and implementation as described in
Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17CFR 210.2-01(c)(4)(ii)) and (3) all other fees.

                   AGGREGATE AUDIT FEES BILLED FOR YEAR 2001

SERVICE PROVIDED                                                 AMOUNT
----------------                                               ----------
Audit Fees..................................................   $  245,000
Financial Information Systems Design and Implementation
  Fees......................................................          -0-
All Other Fees..............................................    1,200,000(a)(b)
                                                               ----------
          Total.............................................   $1,445,000
                                                               ==========

---------------

(a) Includes audit related fees in the amount of $169,000 for internal audit services, consultation and assistance relating to the sale of the insurance operations and other related services.
(b) Includes fees in the amount of $1,031,000 for outsourcing of tax function and income tax consultation.

     The Audit Committee has considered whether the provision of the services covered in the above table is compatible with maintaining the principal accountant's independence and found no incompatibility. None of the hours expended on Ernst & Young's engagement to audit the Company's financial statements for the year ended December 31, 2001 were attributed to work performed by persons other than Ernst & Young's full-time permanent employees.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

       J. Thurston Roach       William O. McCoy       John H. Mullin, III

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently composed of Messrs. John R. Farmer, Chairman, Edward E. Crutchfield and Eugene E. Stone, IV, all of whom are non-employee directors. The Committee provides overall guidance to the compensation programs and stock ownership plans established for the Company's executive officers, comprised mainly of operating subsidiary managers. Set forth below is the Committee's report addressing the Company's compensation policies for 2001.

     Policies. To maintain and grow the Company's leadership position in terms of market share, revenue and profitability, the Compensation Committee establishes compensation policies which are intended to: (1) reward capable and productive employees and (2) reinforce the Company's business strategies.

     At present, the executive compensation program is composed of annual incentive cash bonus, long-term incentive awards of stock options and restricted stock, and salary and benefits generally available to executives in the media industry. The Company is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to certain of the Company's executives unless the design and administration of the compensation programs comply with the requirements of Section 162(m) of the Internal Revenue Code. The Company generally has endeavored to satisfy the conditions required to preserve the deductibility of such executive compensation in the past and will continue to do so in the future. However, in specific situations after considering the costs of not satisfying Section 162(m) of the Code, the Company appropriately rewards individual performance regardless of tax deductibility.

     Comparability. The Committee annually reviews the executive compensation program, including an analysis of competitive market data. This data compares the Company's compensation practices to those of groups of comparator companies that have business operations in the media industry and that are similar in size in terms of revenues and assets. Salaries are generally targeted at the 50th percentile of the salaries of comparable positions at the comparator companies. The opportunity for executive officers to earn compensation in excess of the 50th percentile is provided by the annual performance-based bonus plan and the long-term stock ownership plans. The Performance Graph in this proxy statement displays, in addition to the Company and the S&P 500, a peer group of broadcasting companies. The peer group companies, comprised of Granite Broadcasting Corporation, Hearst-Argyle Television, Inc., Media General Inc.; Paxson Communications Corporation, Sinclair Broadcast Group, Inc. and Young Broadcasting, Inc., are included in the comparator groups used for compensation purposes.

     Annual Performance Incentive. The Compensation Committee's emphasis on tying pay to corporate, business unit and individual performance is reflected in the 2001 Management Bonus Plan (the "Bonus Plan"). The Bonus Plan provided for cash bonus awards to executive officers based on the 2001 actual versus target earnings performance of the Company and various other individual or operating measures tailored to an individual executive's area of responsibility. As earnings and shareholder value increase, bonus payouts increase proportionally. The target awards set for the executive officers reflected the Committee's subjective judgment as to the extent to which the participant could contribute to the achievement of the Company's financial goals. Threshold actual earnings of the Company were required before an executive officer became eligible for a bonus other than spot bonuses to selected officers with very high personal achievements contributing significantly to the Company's long-term success. No bonuses were awarded under the Bonus Plan to executive officers of the Company since the actual earnings of the Company were lower than threshold target earnings of the Company. A one-time spot bonus was awarded to Mr. Norwood for individual achievement.

     Long-term Performance Incentive. The Company's Performance Incentive Compensation Program (the "Program") is designed to align a significant portion of the executive compensation program with shareholder interests. The Program permits the granting of several types of stock-based awards, all of which can be performance based at the Committee's election:

        - Stock Option. A right vesting over a period of years as established by the Compensation Committee and terminating after ten years to purchase shares of Common Stock at a price equal to the market value of the Common Stock on the date the option is awarded.

        - Restricted Stock. Shares of Common Stock which the recipient cannot sell or otherwise dispose of until a restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapse of the restriction period.

        - Phantom Units. Book accounts for participants which can be vested in increments over time and paid by delivery of a number of shares of Common Stock equal to the number of phantom shares held in the book account and which are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to vesting.

     Formulas tied to an executive officer's base salary were utilized in establishing the number of shares of restricted stock and stock options for each 2001 award. No emphasis was placed on the number of shares in previous awards.

     Salaries. Executive officers were granted base salary increases effective March 1, 2001 after evaluating executives' levels of performance, responsibility and internal equity issues, and after evaluating the range of salaries paid by the comparative group of companies.

     Chief Executive Officer. After evaluating the competitive total compensation market data for the comparator companies and the prior year performance of the Company against its bonus targets, at its February 6, 2001 meeting the Committee determined that a salary of $400,000, together with an award of 100,000 shares of restricted stock, vesting twenty percent per year beginning February 23, 2002, would be appropriate for the Chief Executive Officer.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

       John R. Farmer       Edward E. Crutchfield      Eugene E. Stone, IV

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001 there were no interlocking relationships involving the Company's executive officers and its directors.

CERTAIN TRANSACTIONS

     William B. Timmerman, Chairman of the Board, President and Chief Executive Officer of SCANA Corporation, is a Director of Liberty. During 2001 subsidiaries of Liberty sold advertising time to SCANA Corporation that totaled approximately $120,000 (including the value of non-utility, in-kind services provided by SCANA Corporation to Liberty's subsidiaries). It is anticipated that similar transactions will occur in the future.

     Management believes that the terms of the arrangements described in this "Certain Transactions" section are as favorable to Liberty as are similar transactions between unrelated parties.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The Performance Graph below compares cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and a selected peer group.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG THE LIBERTY CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

              -------------------------------------------------------------------------------------
                                           1996      1997      1998      1999      2000      2001
              -------------------------------------------------------------------------------------
               The Liberty Corporation      100       121       130       114       112       116
               S & P 500                    100       133       171       208       189       166
               Peer Group                   100       132       147       142       107       109

* $100 invested on 12/31/1996 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

Copyright (C) 2002, Standard & Poors, a division of The McGraw-Hill Companies, Inc. All rights reserved.
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Note:

The peer group consists of Granite Broadcasting Corporation; Hearst-Argyle Television, Inc.; Media General Inc.; Paxson Communications Corporation; Sinclair Broadcast Group, Inc.; and Young Broadcasting, Inc.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of January 31, 2002, the shares of Liberty Common Stock beneficially owned (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934) by all persons who beneficially own more than 5% of the shares of such stock.

                                                         NATURE AND AMOUNT OF
                                                         BENEFICIAL OWNERSHIP
                                             --------------------------------------------
                                             SOLE VOTING    SHARED VOTING       TOTAL        PERCENTAGE
                                               AND/OR          AND/OR           SHARES           OF
                                             INVESTMENT      INVESTMENT      BENEFICIALLY   OUTSTANDING
NAME AND ADDRESS                              POWER(1)        POWER(2)          OWNED       COMMON STOCK
----------------                             -----------    -------------    ------------   ------------
Gabelli Funds, Inc.
One Corporate Center
Rye, NY 10580-1434.........................   3,885,998(3)            0       3,885,998        19.68%

Hayne Hipp
PO Box 502
Greenville, SC 29602.......................     483,477(4)    1,994,989(5)    2,478,466        12.55%

William R. Patterson
999 Peachtree Street, NE
Atlanta, GA 30309-3996.....................           0       1,853,804(6)    1,853,804         9.39%

---------------

Notes:
1. Except as otherwise indicated in these Notes, each person has sole voting and investment power with respect to the designated shares.
2. Shares shown in this column are included in the totals for more than one person as follows: Hayne Hipp shares voting and investment power with William
   R. Patterson and other persons with respect to 208,000 shares. Except as otherwise indicated in these Notes, both voting and investment power are shared with respect to the shares designated in this column.
3. Amendment No. 29 to Schedule 13D filed with the SEC on September 27, 2000, reflects that Gabelli Funds, Inc. is the ultimate parent of a variety of companies engaged in the securities business and is the beneficial owner of the above shares, including 3,863,698 shares for which sole voting power is held and 3,885,998 shares for which sole investment power is held.
4. Includes 100,000 restricted shares as to which he has sole voting power but no investment power and 21,591 shares held in trust for the benefit of charity and/or family and non-family members of which Hayne Hipp serves as sole Trustee.
5. Includes 12,045 shares held of record by his wife and 310,431 shares held in trust for the benefit of his children and/or charity of which his wife serves as Co-Trustee.
6. Includes 1,853,804 shares for which shared voting power is held and 1,581,392 shares for which shared investment power is held.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the shares of Liberty Common Stock owned beneficially (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934), unless otherwise indicated, by each Director and nominee and by all executive officers and Directors of Liberty as a group on January 31, 2002.

                                                                                   PERCENTAGE OF
                                                              NUMBER OF SHARES   OUTSTANDING SHARES
SHAREHOLDER(1)                                                OF COMMON STOCK     OF COMMON STOCK
--------------                                                ----------------   ------------------
Edward E. Crutchfield.......................................         8,030(2)            .04%
John R. Farmer..............................................        11,030(3)            .06%
Hayne Hipp..................................................     2,478,466(4)          12.55%
W. W. Johnson...............................................         6,830(3)            .03%
James M. Keelor.............................................       122,791(5)            .62%
William O. McCoy............................................         8,430(3)            .04%
Frank E. Melton.............................................         8,000(3)            .04%
John H. Mullin, III.........................................         8,030(3)            .04%
Jonathan W. Norwood.........................................         2,500(6)            .01%
Benjamin F. Payton..........................................         6,230(3)            .03%
J. Thurston Roach...........................................         8,030(3)            .04%
Howard W. Schrott...........................................        13,400(7)            .07%
Eugene E. Stone, IV.........................................         7,030(3)            .04%
William B. Timmerman........................................         6,030(3)            .03%
Martha G. Williams..........................................       210,558(8)           1.07%
All Directors, Nominees for Director and Executive Officers
  as a Group (15 persons)...................................     2,905,385(9)          14.71%

---------------

Notes:

1. None of the Directors and executive officers is the beneficial owner of any equity securities of any of Liberty's subsidiaries. Except as otherwise indicated in these Notes, each of the individuals named above has sole voting and investment power with respect to the shares listed for such person.
2. Includes options to purchase 3,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program and 5,030 shares held by a charitable foundation of which Mr. Crutchfield is a Trustee. Mr. Crutchfield disclaims beneficial ownership of the 5,030 shares held by the charitable foundation.
3. Includes options to purchase 3,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program.
4. See "Principal Holders of Voting Securities" table and Notes 2, 4 and 5 thereto for a more complete description of the nature and amount of beneficial ownership by Hayne Hipp.
5. Includes options to purchase 55,000 shares currently exercisable under Liberty's Performance Incentive Compensation Program.
6. Includes options to purchase 2,500 shares currently exercisable under Liberty's Performance Incentive Compensation Program.
7. Includes options to purchase 12,400 shares currently exercisable under Liberty's Performance Incentive Compensation Program.
8. Includes 25,000 restricted shares as to which she has sole voting power but no investment power and options to purchase 60,505 shares currently exercisable under Liberty's Performance Incentive Compensation Program.

9. Includes 125,000 restricted shares as to which they have sole voting but no investment power and options to purchase 160,405 shares currently exercisable under Liberty's Performance Incentive Compensation Program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC and the New York Stock Exchange various reports as to ownership of such Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations to the Company that no other reports were required, all the applicable Section 16(a) filing requirements were complied with during 2001.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to shareholder ratification, the Board of Directors has appointed the firm of Ernst and Young LLP as independent public accountants for the year 2002. The appointment was made upon the recommendation of the Audit Committee, which is composed of Directors who are not officers or otherwise employees of Liberty.

     If the shareholders do not ratify the selection of Ernst and Young LLP, the selection of independent certified public accountants will be reconsidered and made by the Board of Directors. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     The appointment of the firm of Ernst & Young LLP as independent public accountants for Liberty was ratified by the shareholders at Liberty's last Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have the opportunity to make a statement should they so desire.

     Ratification of the appointment of independent public accountants requires that the votes cast favoring the action exceed the votes cast opposing the action. The Board of Directors and management recommend that the shareholders vote "FOR" such ratification.

SHAREHOLDERS' PROPOSALS

     To be considered for inclusion in the proxy materials for the Company's 2003 Annual Meeting, a shareholder proposal must be received by the Corporate Secretary at the Company's above-stated address on or before November 28, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the Bylaws of the Company.

     To have a nomination or item of business brought before the Company's 2003 Annual Meeting, but not included in the Company's proxy material for that meeting, a shareholder must deliver the required notice of such nomination or item to the Corporate Secretary at the Company's above-stated address between October 30, 2002 and November 28, 2002.

     The Company's Bylaws set forth certain procedures that a shareholder must follow and specific information which must be provided to nominate persons for election as directors or to introduce an item of business at an annual meeting, even if such item is not to be included in the Company's proxy material. A copy of the Company's Bylaws, containing such procedural requirements and information, may be obtained without charge by any shareholder by written request addressed to the Corporate Secretary at the principal executive offices of the Company.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

     In December 2000 the Securities and Exchange Commission adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to two or more shareholders residing at the same address by delivering a single annual report and proxy statement to that address. This practice, known as "householding," is designed to reduce printing and postage costs for companies.

     This year, a number of brokers with accountholders who are Liberty shareholders will be householding proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions are received from one or more of the shareholders. Once shareholders receive a notice from their broker that householding will be used for delivery of communications to their address, householding will continue until further notification or until their consent is revoked. If any shareholders residing at such an address wish to receive a separate annual report and proxy statement in the future, they should notify their broker or telephone Liberty's Corporate Secretary, Martha G. Williams, at (864) 241-5400 or write to her at 135 South Main Street, Greenville, South Carolina 29601.

     Shareholders who currently receive multiple copies of Liberty's annual report and proxy statement at their address may request householding by contacting their broker; or, if the shareholder is a shareholder of record, a written request should be sent to Liberty's transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, Attention: Isaac J. Kagan.

OTHER MATTERS

     The Board of Directors and management of Liberty know of no business to be presented at the meeting other than the two items specified above. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          Martha G. Williams
                                          Vice President, General Counsel
                                            & Secretary
Greenville, South Carolina
March 27, 2002

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                           AS APPROVED ON MAY 8, 2001

ORGANIZATION

     The Audit Committee of the Board of Directors shall be comprised of not less than three directors, all of whom are independent of the Company's management and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Additionally, the Audit Committee will be composed of members who, in the opinion of the Board, possess the qualifications set forth by regulators and the New York Stock Exchange. All Committee members shall be appointed annually subject to reappointment.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the objective of the Audit Committee to maintain free and open avenues of communication between the directors, the independent auditors, and the management of the Company as their duties relate to financial accounting, reporting, organizational governance and controls.

AUTHORITY

     The Audit Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain outside counsel or persons having special competence as necessary to assist the Committee in fulfilling its responsibilities.

PROCEDURES

     The Audit Committee requires that Liberty's chief financial officer serve as the management liaison. In addition the Audit Committee invites the general counsel and representative from Liberty's independent auditors to attend Audit Committee meetings, with the exception of executive and private sessions.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible. The objective is to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Committee is the Board's principal agent in assuring the quality of audit procedures, the independence of the Company's independent auditors, the integrity of management, and the adequacy of disclosures to shareholders.

GENERAL

     In order to fulfill these responsibilities the Audit Committee will:

          1. Meet at least three times each year, or more frequently as the Committee deems necessary.

          2. Prepare minutes of each meeting which are to be sent to Committee members and approved at subsequent meetings. Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

          3. Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

          4. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

          5. Report the results of the annual audit to the Board of Directors.

          6. Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter annually. The Audit Committee will also publish this Charter in the proxy statement at least once every three years or in the year after significant modifications are made.

          7. Review and approve the letter from the Audit Committee that recommends to the full Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. This letter will be included in the Company's proxy statement and is to disclose whether or not the Committee has reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. It is also to confirm the Committee's receipt from the independent auditors of the written communications required by Independence Standards Board Standard No. 1, and that the Committee has discussed the independent auditor's independence with the independent auditor.

RELATIONSHIP IN REGARD TO THE INDEPENDENT AUDITOR

     In order to fulfill these responsibilities the Audit Committee will:

          1. Establish a relationship between the independent auditors and the Board of Directors. This shall include ensuring a clear understanding exists with the independent auditors that they are accountable to the Board of Directors reporting through the Audit Committee.

          2. Review the recommendation of the Company's management for the selection, retention or discharge of the independent auditors for the ensuing year. The Committee is then to recommend the appointment of the independent public accountants to the full Board of Directors who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

          3. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

          4. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

          5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized, and the adequacy of the independent auditor's compensation.

          6. Assure interim financial review of the Securities and Exchange Commission Form 10-Q by the independent auditors prior to filing with the appropriate parties. The chair of the Committee may represent the entire Committee for the purposes of this review.

          7. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Discuss any other matters required to be communicated to the Committee by the auditors including any comments or recommendations of the independent auditors.

          8. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

          9. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services.

                             THE LIBERTY CORPORATION

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

         The undersigned hereby appoints Sophia G. Vergas and Mark D. Wesson, or either of them, as proxies, with full power of substitution, to represent the undersigned at the 2002 Annual Meeting of Shareholders of The Liberty Corporation ("Liberty") to be held at 10:30 a.m. on May 7, 2002, at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, and at any adjournment thereof, and to vote all the shares of Liberty stock which the undersigned would be entitled to vote if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS.

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PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such.
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HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

_____________________________________    _______________________________________

_____________________________________    _______________________________________

_____________________________________    _______________________________________

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                         FOR all nominees              WITHHOLD
                             listed below              AUTHORITY
                        (except as marked        to vote for all nominees
                      to the contrary below)          listed below

1.  Election                    [ ]                       [ ]
    of
    Directors:


    NOMINEES:  BENJAMIN F. PAYTON, FRANK E. MELTON, JOHN H. MULLIN, III,
               EUGENE E. STONE, IV

    INSTRUCTION: To withhold authority to vote for a particular nominee, mark the "FOR" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to approve the appointment of Ernst & Young LLP as independent public accountants for Liberty.

                       FOR         AGAINST        ABSTAIN
                       [ ]           [ ]            [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before said meeting.










                                                            DATE:
--------------------------------  ------------------------        --------------
    SHAREHOLDER(S) SIGN HERE         CO-OWNER SIGN HERE

NOTE: PLEASE BE SURE TO SIGN AND DATE THIS PROXY.